EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statements of Terra Tech Corp. on Form S-3 (File No. 333-227219) and Form S-8 (File Nos. 333-234106 and 333-230081) of our report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, dated March 13, 2020, with respect to our audits of the consolidated financial statements of Terra Tech Corp. as of December 31, 2019 and 2018 and for the two years in the period ended December 31, 2019 and our report dated March 13, 2020 with respect to our audit of the effectiveness of internal control over financial reporting of Terra Tech Corp. as of December 31, 2019, which reports are included in this Annual Report on Form 10-K of Terra Tech Corp. for the year ended December 31, 2019.

Our report on the financial statements refers to a change in the method of accounting for leases effective January 1, 2019.

/s/ Marcum llp

Marcum llp
Costa Mesa, California
March 13, 2020